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[FIRST PLACE
 FINANCIAL
 CORPORATION
 LOGO]



                                  NEWS RELEASE
                                  ------------


DATE:       December 31, 1999
CONTACT:    James D. Rose, President
TELEPHONE:  (505) 324-9542

                        FIRST PLACE FINANCIAL CORPORATION

FARMINGTON, NEW MEXICO -- In the press release dated December 16, 1999, First Place Financial Corporation reported that the Board of Directors declared a regular quarterly dividend of $.37 per share and a special dividend of $.37 per share to shareholders of record as of December 31, 1999. The record date should have been reported as December 21, 1999. Both dividends will be paid January 3, 2000.

First Place, which is the largest bank holding company headquartered in New Mexico, signed an agreement in August 1999 to be acquired by Wells Fargo & Company. This transaction, which is subject to regulatory approval and approval by First Place shareholders, is scheduled to close in January 2000. At September 30, 1999, First Place had total assets of $849.5 million.

First Place owns First National Bank of Farmington, Western Bank, Gallup, Capital Bank, Albuquerque, and Burns National Bank of Durango, Colorado.